UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENTURY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2040295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement filed number to which this form relates: 333-256648

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of Century Therapeutics, Inc. (the “Registrant”), is set forth under the heading “Description of capital stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-256648) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 28, 2021, as subsequently amended, and is hereby incorporated herein by reference. The description of the common stock included in any prospectus that constitutes a part of the Registration Statement and is subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTURY THERAPEUTICS, INC.
Date: June 14, 2021	By:	/s/ Osvaldo Flores, Ph.D.
	Name:	Osvaldo Flores, Ph.D.
	Title:	President and Chief Executive Officer